Exhibit 3.1

FIFTH

AMENDED AND RESTATED

DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

WORLD MONITOR TRUST III

Dated as of March 31, 2010

By and Among

KENMAR PREFERRED INVESTMENTS CORP.

WILMINGTON TRUST COMPANY

and

THE UNITHOLDERS

from time to time hereunder

TABLE OF CONTENTS

(CONTINUED)

TABLE OF CONTENTS

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WORLD MONITOR TRUST III

FIFTH

AMENDED AND RESTATED

DECLARATION OF TRUST

AND

TRUST AGREEMENT

This FIFTH AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of WORLD MONITOR TRUST III is made and entered into as of the 31st day of March, 2010, by and among KENMAR PREFERRED INVESTMENTS CORP., a Delaware corporation (the “Managing Owner”), WILMINGTON TRUST COMPANY, a Delaware banking company, as trustee (the “Trustee”), and the UNITHOLDERS from time to time hereunder.

* * *

RECITALS

WHEREAS, the Trust was formed on September 28, 2004 in separate Series pursuant to the execution and filing by the Trustee of the Certificate of Trust on September 28, 2004 and the execution and delivery by each of the Trustee and the Managing Owner of a Declaration of Trust and Trust Agreement dated as of September 28, 2004 (the “Original Agreement”);

WHEREAS, the Trustee and the Managing Owner amended the Original Agreement on March 11, 2005;

WHEREAS, the Original Agreement, as amended, was amended and restated in its entirety as of March 29, 2005 (the “Restated Agreement”);

WHEREAS, the Restated Agreement was amended and restated in its entirety as of September 21, 2005 (the “Second Restated Agreement”);

WHEREAS, the Second Restated Agreement was amended and restated in its entirety as of November 27, 2005 (the “Second Amended and Restated Agreement”);

WHEREAS, the Second Amended and Restated Agreement was amended and restated in its entirety as of November 30, 2008 (the “Third Amended and Restated Agreement”);

WHEREAS, the Third Amended and Restated Agreement was amended and restated in its entirety as of June 30, 2009 (the “Fourth Amended and Restated Agreement”);

NOW, THEREFORE, pursuant to Article XI, the Managing Owner hereby amends and restates the Fourth Amended and Restated Agreement in its entirety as set forth below.

ARTICLE I:

DEFINITIONS; THE TRUST

SECTION 1.1. Definitions.

“Affiliate” – An “Affiliate” of a “Person” means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any officer, director or partner of such Person, or (v) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

“Applicable Series” shall have the meaning as provided Section 3.6(b)(i).

“Benefit Plan Investor” means any entity described in DOL Regulation 2510.3-101(f)(2).

“Book Capital Account” shall have the meaning as provided Section 6.1.

“Business Day” means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

“Capital Contributions” means the amount contributed and agreed to be contributed to the Trust or any Series in the Trust by any subscriber or by the Managing Owner or any of its Affiliates, as applicable, in accordance with Article III hereof.

“Certificate of Trust” means the Certificate of Trust of the Trust in the form attached hereto as Exhibit A, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Trust Statute.

“CE Act” means the Commodity Exchange Act, as amended.

“CFTC” means the Commodity Futures Trading Commission.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodities” means positions in Commodity Contracts, forward contracts, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.

“Commodity Contract” means any futures contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point, or any other futures contract or option thereon approved for trading for U.S. persons.

“Conflicting Provisions” shall have the meaning as provided under Section 15.2(a).

“Continuous Offering Period” means the period following the conclusion of the Initial Offering Period, during which additional Units may be sold pursuant to this Agreement.

“Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

“Covered Person” means any Affiliate of the Managing Owner.

“Decline Date” shall have the meaning as provided Section 7.4.

“Decline Notice” shall have the meaning as provided Section 7.4.

“Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time to time.

“Disposition Gain” means, in respect of each Series for each Fiscal Year of the Trust, such Series’ aggregate recognized gain (including the portion thereof, if any, treated as ordinary income) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for Federal income tax purposes, including, without limitation, any gain or loss required to be recognized by such Series for Federal income tax purposes pursuant to Section 988 or 1256 (or any successor provisions) of the Code.

“Disposition Loss” means, in respect of each Series for each Fiscal Year of the Trust, such Series’ aggregate recognized loss (including the portion thereof, if any, treated as ordinary loss) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for Federal income tax purposes, including, without limitation, any gain or loss required to be recognized by such Series for Federal income tax purposes pursuant to Sections 988 or 1256 (or any successor provisions) of the Code.

“DOL” means the United States Department of Labor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Event of Withdrawal” shall have the meaning as provided under Section 13.1(a).

“Exchange” shall have the meaning as provided Section 7.3.

“Expenses” shall have the meaning as provided Section 2.4.

“Fiscal Year” shall have the meaning set forth in Article X hereof.

“Fourth Amended and Restated Agreement” shall have the meaning as provided in the Recitals.

“Incentive Fee” shall have the meaning set forth in the Memorandum.

“Indemnified Parties” shall have the meaning as provided 2.4.

“Initial Offering Period” means the period with respect to a Series commencing with the initial effective date of the Memorandum (or its predecessor offering document) and terminating as specified in the relevant Memorandum.

“Liquidating Trustee” shall have the meaning as provided under Section 13.2.

“Losses” means, in respect of each Series for each Fiscal Year of the Trust, losses of such Series as determined for Federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of such Series for such Fiscal Year shall not enter into such computations.

“Managing Owner” means Kenmar Preferred Investments Corp. (formerly known as Preferred Investment Solutions Corp.), or any substitute therefore as provided herein, or any successor thereto by merger or operation of law.

“Management Fee” means the management fee set forth in Section 4.9.

“Margin Call” means a demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

“Memorandum” means the Confidential Private Placement Memorandum and disclosure document of the Trust and each Series thereof, as the same may at any time and from time to time be amended or supplemented.

“Net Asset Value” means the total assets less total liabilities of the Trust, determined on the basis of generally accepted accounting principles. Net Asset Value shall include any unrealized profits or losses on open positions and any fee or expense including Net Asset Value fees accruing to the Trust.

“Net Asset Value per Unit” means Net Asset Value divided by the number of Units of the Trust outstanding on the date of calculation.

“Net Asset Value of a Series” or “Net Asset Value” with respect to a Series, means the total assets in the Trust Estate of a Series including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the Series, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting, including, but not limited to, the extent specifically set forth below:

(a) Net Asset Value of a Series shall include any unrealized profit or loss on open Commodities positions, and any other credit or debit accruing to the Series but unpaid or not received by the Series.

(b) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and option traded on the applicable United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract and option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a non-United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by a Series shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value of a Series is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

(c) Interest earned on a Series’ commodity brokerage account shall be accrued at least monthly.

(d) The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Series from the day when the distribution is declared until it is paid.

“NFA” means the National Futures Association.

“Original Agreement” shall have the meaning as provided in the Recitals.

“Person” means any natural person, partnership, limited liability company, statutory trust, corporation, association, Benefit Plan Investor or other legal entity.

“Profits” means, in respect of each Series for each Fiscal Year of the Trust, profits of such series as determined for Federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of such Series for such Fiscal Year shall not enter into such computations.

“Pyramiding” means the use of unrealized profits on existing Commodities positions to provide margin for additional Commodities positions of the same or a related commodity.

“Reconstituted Trust” shall have the meaning as provided under Section 13.1(a).

“Redemption Date” means the date upon which Units may be redeemed in accordance with the provisions of Article VII hereof.

“Restated Agreement” shall have the meaning as provided in the Recitals.

“Second Restated Agreement” shall have the meaning as provided in the Recitals.

“Second Amended and Restated Agreement” shall have the meaning as provided in the Recitals.

“Series” means a separate series of the Trust as provided in Sections 3806(b)(2) and 3804 of the Delaware Trust Statute, the Units of which shall be units of beneficial interest in the Trust Estate separately identified with and belonging to such Series.

“Series Net Asset Value per Unit” means the Net Asset Value of a Series divided by the number of Units of a Series outstanding on the date of calculation.

“Special Redemption Date” shall have the meaning as provided under Section 7.5.

“Subordinated Claims” shall have the meaning as provided under Section 3.6(b)(i).

“Subscription Agreement” means the agreement included as an exhibit to the Memorandum pursuant to which subscribers may subscribe for the purchase of the Units.

“Third Amended and Restated Agreement” shall have the meaning as provided in the Recitals.

“Trading Advisor” means Graham Capital Management, L.P., Eagle Trading Systems Inc. and Ortus Capital Management Limited, Krom River Investment Management (Cayman) Limited, Crabel Capital Management, LLC, Tudor Investments Corporation and Paskewitz Asset Management, LLC for the Series J Units, and any other entity or entities, acting in its capacity as a commodity trading advisor (i.e., any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options) to a Series, and any substitute(s) therefore as provided herein.

“Trust” means World Monitor Trust III, the Delaware statutory trust formed pursuant to the Certificate of Trust and this Trust Agreement.

“Trust Agreement” means this Fifth Amended and Restated Declaration of Trust and Trust Agreement as the same may at any time or from time to time be amended.

“Trustee” means Wilmington Trust Company or any substitute therefore as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Trust Estate” means, with respect to a Series, any cash, commodity futures, forward and option contracts, all funds on deposit in the Series’ accounts, and any other property held by the Series, and all proceeds therefrom, including any rights of the Series pursuant to any Subscription Agreement and any other agreements to which the Trust or a Series thereof is a party.

“Unitholders” means the all holders of Units of a Series including the Managing Owner and its Affiliates (no distinction shall be made between the Managing Owner or its Affiliates as a Unitholder and other Unitholders unless the context in which the term is used requires such a distinction).

“Units” means the units of beneficial interest in the profits, losses, distributions, capital and assets of a Series of the Trust.

“Valuation Point” means the close of business on the last Business Day of each month or such other day as may be determined by the Managing Owner.

SECTION 1.2. Name.

(a) The name of the Trust is “World Monitor Trust III” in which name the Trustee and the Managing Owner may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

SECTION 1.3. Delaware Trustee; Business Offices.

(a) The sole Trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Unitholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

(b) The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Unitholders. The principal office of the Trust shall be at 900 King Street, Suite 100, Rye Brook NY 10573.

SECTION 1.4. Declaration of Trust. The Trustee hereby acknowledges that the Trust has received the sum of $1,000 per Series in bank accounts in the name of each Series of the Trust controlled by the Managing Owner from the Managing Owner as grantor of the Trust, and hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a statutory trust under the Delaware Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that each Series in such Trust is deemed to constitute a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Unitholders partners or members of a joint stock association except to the extent such Unitholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties thereto to create a partnership among the Unitholders of each Series for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

SECTION 1.5. Purposes and Powers. The purposes of the Trust and each Series shall be (a) directly or indirectly to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodity futures, forward and option contracts, including foreign futures, forward contracts and foreign exchange positions worldwide; (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Trust Statute. The Trust shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement.

SECTION 1.6. Tax Treatment.

(a) Each of the parties hereto, by entering into this Trust Agreement, (i) expresses its intention that the Units of each Series will qualify under applicable tax law as interests in a partnership which holds the Trust Estate of each Series for their benefit, (ii) agrees that it will file its own Federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of each Series as a partnership in which each of the Unitholders thereof is a partner and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Units of such Series with respect to the treatment of the Units as anything other than interests in a partnership.

(b) The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) of each Series initially shall be the Managing Owner. The Tax Matters Partner, at the expense of each Series, shall prepare or cause to be prepared and filed each Series’ tax returns as a partnership for Federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by § 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to each Series’ tax items; (B) the power to extend the statute of limitations for all Unitholders with respect to each Series’ tax items; (C) the power to file a petition with an appropriate Federal court for review of a final administrative adjustment of any Series; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Unitholders having less than 1% interest in any Series, unless an Unitholder shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Unitholder’s behalf. The designation made by each Unitholder of a Series in this Section 1.6(b) is hereby approved by each Unitholder of such Series as an express condition to becoming a Unitholder. Each Unitholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.7, each Series hereby indemnifies, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

(c) Each Unitholder shall furnish the Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with Federal income tax information reporting requirements in respect of such Unitholder’s Units.

SECTION 1.7. General Liability of the Managing Owner.

(a) The Managing Owner shall be liable for the acts, omissions, obligations and expenses of each Series of the Trust, to the extent not paid out of the assets of the Series, to the same extent the Managing Owner would be so liable if each Series were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section 1.7 shall be evidenced by its ownership of the Units which, solely for purposes of the Delaware Trust Statute, will be deemed to be a separate class of Units in each Series. Without limiting or affecting the liability of the Managing Owner as set forth in this Section 1.7, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Trust or any Series by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Trust or any Series is a party, shall look only to the appropriate Trust Estate in accordance with Section 3.6 hereof for payment or satisfaction thereof.

(b) Subject to Sections 8.1 and 8.3 hereof, no Unitholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Series thereof.

SECTION 1.8. Legal Title. Legal title to all of each Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person as nominee.

SECTION 1.9. Series Trust. The Units of the Trust shall be divided into Series as provided in Section 3806(b)(2) of the Delaware Trust Statute. Accordingly, it is the intent of the parties hereto that Articles IV, V, VII, VIII, IX and X of this Trust Agreement shall apply also with respect to each such Series as if each such Series were a separate statutory trust under the Delaware Trust Act, and each reference to the term “Trust” in such Articles shall be deemed to be a reference to each Series separately to the extent necessary to give effect to the foregoing intent, as the context may require. The use of the terms “Trust” or “Series” in this Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on interseries liability as set forth in Section 3804 of the Delaware Trust Statute.

ARTICLE II:

THE TRUSTEE

SECTION 2.1. Term; Resignation.

(a) Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

(b) The Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

SECTION 2.2. Powers. Except to the extent expressly set forth in Section 1.3 and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Trust is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and shall have no implied rights, obligations and liabilities with respect to the business and affairs of the Trust or any Series. The Trustee shall have the power and authority to execute and file certificates as required by the Delaware Trust Statute and to accept service of process on the Trust in the State of Delaware. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

SECTION 2.3. Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

SECTION 2.4. Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Indemnified Parties shall not be entitled to indemnification from any Trust Estate.

SECTION 2.5. Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

SECTION 2.6. Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust or any Series is a party shall look only to the appropriate Trust Estate in accordance with Section 3.6 hereof for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.7 hereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for its own gross negligence or willful misconduct. In particular, but not by way of limitation:

(a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of any Trust Estate;

(b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

(c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner;

(d) The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, selling agent or any Trading Advisor(s);

(e) No provision of this Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust or any Series arising under this Trust Agreement or any other agreements to which the Trust or any Series is a party;

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust or any Series is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;

(h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby; and

(i) To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Unitholders or to any other Person, the Trustee acting under this Agreement shall not be liable to the Trust, the Unitholders or to any other Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustee.

SECTION 2.7. Reliance; Advice of Counsel.

(a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

ARTICLE III:

UNITS; CAPITAL CONTRIBUTIONS

SECTION 3.1. General.

(a) The Managing Owner shall have the power and authority, without Unitholder approval, to issue Units in one or more Series from time to time as it deems necessary or desirable. Each Series shall be separate from all other Series in respect of the assets and liabilities allocated to that Series and shall represent a separate investment portfolio of the Trust. The Managing Owner shall have exclusive power without the requirement of Unitholder approval to establish and designate such separate and distinct Series, as set forth in Section 3.2, and to fix and determine the relative rights and preferences as between the Units of the separate Series as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Series shall have separate voting rights or no voting rights.

(b) The Managing Owner may, without Unitholder approval, divide or subdivide Units of any Series into two or more classes or subclasses, Units of each such class or subclass having such preferences and special or relative rights and privileges (including exchange rights, if any) as the Managing Owner may determine as provided in Section 3.3. The fact that a Series shall have been initially established and designated without any specific establishment or designation of classes or subclasses, shall not limit the authority of the Managing Owner to divide a Series and establish and designate separate classes or subclasses thereof.

(c) The number of Units authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Units, calculated to four decimal places. From time to time, the Managing Owner may divide or combine the Units of any Series or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series or class. The Managing Owner may issue Units of any Series or class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit dividend or split-up), all without action or approval of the Unitholders. All Units when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Managing Owner may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Series or class thereof into one or more Series or classes thereof that may be established and designated from time to time. The Managing Owner may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Series or class thereof reacquired by the Trust. Unless otherwise determined by the Managing Owner, treasury Units shall not be deemed cancelled. The Units of each Series shall initially be divided into two classes: the Class I Units and the Class II Units. The Class I Units and the Class II Units shall be identical in every respect except for the service fees applicable to each of them, which service fees shall be as set forth in any applicable selling agent agreement in effect from time-to-time with respect thereto and as described in the Memorandum.

(d) The Managing Owner and/or its Affiliates may make and maintain a permanent investment in each Series as more specifically set forth in Section 3.4 in its sole discretion.

(e) No certificates or other evidence of beneficial ownership of the Units will be issued.

(f) Every Unitholder, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

SECTION 3.2. Establishment of Series of Units.

(a) Without limiting the authority of the Managing Owner set forth in Section 3.2(b) to establish and designate any further Series, the Managing Owner has established and designated one Series that is currently active, as follows:

Series J

The provisions of this Article III shall be applicable to the above-designated Series and any further Series that may from time to time be established and designated by the Managing Owner as provided in Section 3.2(b); provided, however, that such provisions may be amended, varied or abrogated by the Managing Owner with respect to any Series created after the initial formation of the Trust in the written instrument creating such Series.

(b) The establishment and designation of any Series of Units other than those set forth above shall be effective upon the execution by the Managing Owner of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Series previously established and designated, the Managing Owner may by an instrument executed by it abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

SECTION 3.3. Establishment of Classes and Sub-Classes. The division of any Series into two or more classes or sub-classes and the establishment and designation of such classes or sub-classes shall be effective upon the execution by the Managing Owner of an instrument setting forth such division, and the establishment, designation, and relative rights and preferences of such classes, or as otherwise provided in such instrument. The relative rights and preferences of the classes or sub-classes of any Series may differ in such respects as the Managing Owner may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument. At any time that there are no Units outstanding of any particular class or sub-class previously established and designated, the Managing Owner may by an instrument executed by it abolish that class or sub-class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

SECTION 3.4. Units

(a) Offer of Series J Units. The Trust may offer Series J Units and admit additional Series J Unitholders and/or accept additional contributions from existing Series J Unitholders pursuant to the Memorandum as amended or supplemented from time to time.

Each additional Capital Contribution to Series J during the Series J Continuous Offering Period by an existing Series J Unitholders must be in a denomination of not less than the amount set forth in the Memorandum. During Series J Continuous Offering Period, each newly admitted Series J Unitholders, and each existing Series J Unitholders that makes an additional Capital Contribution to Series J, shall receive Series J Units in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series Net Asset Value per Unit calculated as of the Valuation Point immediately prior to the date on which such Capital Contribution will become effective.

A Subscriber (including existing Series J Unitholders contributing additional sums) whose subscription is received and accepted by the Managing Owner shall be admitted to the Trust and deemed a Series J Unitholder with respect to that subscription on the first Business Day of the first month which commences at least five (5) Business Days after the Subscriber’s Subscription Agreement is received by the Trust’s selling agent, counting the day of receipt by such selling agent as one (1) Business Day.

(i) Subscription Agreement. Each Series J Unitholder who purchases any Units offered pursuant to the Memorandum shall contribute to the capital of Series J such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. To the extent that the Managing Owner determines to accept a subscription check, it shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

(ii) Contribution of Managing Owner. The Managing Owner and/or its Affiliates may maintain an investment in Series J Units in an amount as it shall determine in its sole discretion. The Managing Owner shall have the right to redeem all or part of any such contribution at any time without notice to investors; provided that such withdrawal does not result in an adverse tax consequence to the Trust or its investors. The Managing Owner and/or its Affiliates shall, with respect to any Series J Units owned by them, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series J Unitholders, in addition to rights and privileges the Managing Owner has as Managing Owner, except as otherwise provided herein.

(iii) Optional Purchase of Series J Units. Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor and any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner and/or its Affiliates, any commodity broker, and any Trading Advisor, may purchase any number of Series J Units and will be treated as Series J Unitholders with respect to such Units. In addition to the Series J Units required to be purchased by the Managing Owner and/or its Affiliates under Section 3.4(d)(ii), the Managing Owner and/or its Affiliates also may purchase any number of Series J Units as it or they determine in its or their discretion.

(b) ERISA Considerations. The Managing Owner may, with respect to each Series, restrict the aggregate investment by Benefit Plan Investors to less than 25% of the total capital of each class of equity interests of such Series (not including the investments of the Trustee, the Managing Owner, any of the Trading Advisors, any person who provides investment advice for a fee (direct or indirect) with respect to the assets of such Series, and any entity that is directly or indirectly through one or more intermediaries controlling, controlled by or under common control with any of such entities

(including a partnership or any other similar entity for which the Managing Owner is the general partner (or the functional equivalent thereof) or provides investment advice), and each of the principals, officers and employees of any of the foregoing entities who has the power to exercise a controlling influence over the management or policies of such entity or of the Trust) until such time as the equity interests of the Trust are “publicly offered securities” as that term is defined in DOL Regulation 2510.3-101(b). Notwithstanding anything to the contrary herein, in no event shall the Managing Owner or the Trust be obliged to accept any subscription for Units of any Series if to accept such subscription could reasonably be expected to cause the assets of such Series to be deemed to be the assets of any “employee benefit plan” as defined in and subject to ERISA, or “plan” as defined in and subject to Section 4975 of the Code.

SECTION 3.5. Assets of Series. All consideration received by the Trust for the issue or sale of Units of a particular Series together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. Separate and distinct records shall be maintained for each Series and the assets associated with a Series shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust, or any other Series. In the event that there is any Trust Estate, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Managing Owner shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner, in its sole discretion, deems fair and equitable. Each such allocation by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes.

SECTION 3.6. Liabilities of Series.

(a) The Trust Estate belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and only that Series; and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series, shall be allocated and charged by the Managing Owner to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner in its sole discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Unitholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation or claim represented thereby to that Series and its assets.

(b) Without limitation of the foregoing provisions of this Section, but subject to the right of the Managing Owner in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and against the Managing Owner, and not against the assets of the Trust generally or of any other Series. Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Trust Statute, and upon the giving of such notice in the

Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Trust Statute relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Every Unit, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation on Units represented thereby to that Series and its assets.

(i) Except as set forth below, any debts, liabilities, obligations, indebtedness, expenses, interests and claims of any nature and all kinds and descriptions, if any, of the Managing Owner and the Trustee (the “Subordinated Claims”) incurred, contracted for or otherwise existing, arising from, related to or in connection with all Series, any combination of Series or one particular Series and their respective assets (the “Applicable Series”) and the assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract, provided, however, that the claims of each of the Managing Owner and the Trustee (if any) against the Applicable Series shall not be considered Subordinated claims with respect to enforcement against and distribution and repayment from the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets; and provided further that the valid claims of either the Managing Owner or the Trustee, if any, against the Applicable Series shall be pari passu and equal in right of repayment and distribution with all other valid claims against the Applicable Series;

(ii) the Managing Owner and the Trustee will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

(iii) The claims of each of the Managing Owner and the Trustee with respect to the Applicable Series shall only be asserted and enforceable against the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets; and such claims shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally, or any of their respective assets;

(iv) If the claims of the Managing Owner or the Trustee against the Applicable Series or the Trust are secured in whole or in part, each of the Managing Owner and the Trustee hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b)) any right to have any deficiency claims (which deficiency claims may arise in the event such security is inadequate to satisfy such claims) treated as unsecured claims against the Trust or any Series (other than the Applicable Series), as the case may be;

(v) In furtherance of the foregoing, if and to the extent that the Managing Owner and the Trustee receive monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets, the Managing Owner and the Trustee shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

(vi) The foregoing consent shall apply at all times notwithstanding that the claims are satisfied, and notwithstanding that the agreements in respect of such claims are terminated, rescinded or canceled.

(c) Any agreement entered into by the Trust, any Series, or the Managing Owner, on behalf of the Trust generally or any Series, including, without limitation, the Subscription Agreement entered into with each Unitholder, will include language substantially similar to the language set forth in Section 3.6(b).

SECTION 3.7. Dividends and Distributions.

(a) Dividends and distributions on Units of a particular Series or any class thereof may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Unitholders in that Series or class, from such of the income and capital gains, accrued or realized, from the Trust Estate belonging to that Series, or in the case of a class, belonging to that Series and allocable to that class, as the Managing Owner may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Units in a particular Series or class thereof shall be distributed pro rata to the Unitholders in that Series or class in proportion to the total outstanding Units in that Series or class held by such Unitholders at the date and time of record established for the payment of such dividends or distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Series or class. Such dividends and distributions may be made in cash or Units of that Series or class or a combination thereof as determined by the Managing Owner or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Unitholder of the mode of the making of such dividend or distribution to that Unitholder.

(b) The Units in a Series or a class of the Trust shall represent units of beneficial interest in the Trust Estate belonging to such Series or in the case of a class, belonging to such Series and allocable to such class. Each Unitholder in a Series or a class shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such Series or such class. Upon reduction or withdrawal of its Units or indemnification for liabilities incurred by reason of being or having been a holder of Units in a Series or a class, such Unitholder shall be paid solely out of the funds and property of such Series or in the case of a class, the funds and property of such Series and allocable to such class of the Trust. Upon liquidation or termination of a Series of the Trust, Unitholders in such Series or class shall be entitled to receive a pro rata share of the Trust Estate belonging to such Series or in the case of a class, belonging to such Series and allocable to such class.

SECTION 3.8. Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Unitholders of a Series, each Unitholder shall be entitled to a proportionate vote based upon the product of the Series Net Asset Value per Unit multiplied by the number of Units, or fraction thereof, standing in its name on the books of such Series. As to any matter which affects the Units of more than one Series, the Unitholders of each affected Series shall be entitled to vote, and each such Series shall vote as a separate class.

SECTION 3.9. Equality. Except as provided herein or in the instrument designating and establishing any class or Series, all Units of each particular Series shall represent an equal proportionate beneficial interest in the assets belonging to that Series subject to the liabilities belonging to that Series, and each Unit of any particular Series or class shall be equal to each other Unit of that Series or class; but the provisions of this sentence shall not restrict any distinctions permissible under Section 3.7 that may exist with respect to dividends and distributions on Units of the same Series or class. The Managing Owner may from time to time divide or combine the Units of any particular Series or class into a greater or lesser number of Units of that Series or class without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Unitholders of any other Series or class.

SECTION 3.10. Exchange of Units. Subject to compliance with the requirements of applicable law, the Managing Owner shall have the authority to provide that Unitholders of any Series shall have the right to exchange said Units into one or more other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Unitholders of any class of a particular Series shall have the right to exchange said Units into one or more other classes of that particular Series or any other Series in accordance with such requirements and procedures as may be established by the Managing Owner.

ARTICLE IV:

THE MANAGING OWNER

SECTION 4.1. Management of the Trust. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Managing Owner and the conduct of the Trust’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement.

SECTION 4.2. Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Managing Owner shall have and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

(a) To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities, including, but not limited to, contracts with third parties for:

(i) commodity brokerage services and/or administrative services, provided, however, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Trust shall not exceed one (1) year, and such agreement shall be terminable without penalty upon sixty (60) days’ prior written notice by the Trust; and

(ii)(A) commodity trading advisory services relating to the purchase and sale of all Commodities positions on behalf of the Trust. All advisory services shall be performed by persons who can demonstrate to the satisfaction of the Managing Owner in its sole and absolute discretion that they have sufficient knowledge and experience to carry out the trading in commodity contracts for the Trust and who are also appropriately registered (or exempt from registration) as may be required under Federal and/or state law (e.g., all advice with respect to futures related transactions shall be required to be given by persons who are registered with the CFTC as a commodity trading advisor and are members of the NFA as a commodity trading advisor;

(b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner’s name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;

(c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d) To supervise the preparation of the Memorandum and supplements and amendments thereto;

(e) To pay or authorize the payment of distributions to the Unitholders and expenses of each Series;

(f) To invest or direct the investment of funds of any Series not then delegated to a Trading Advisor(s);

(g) To prohibit any transactions contemplated hereunder which may constitute prohibited transactions under ERISA or the Code;

(h) To make any elections on behalf of the Trust under the Code, or any other applicable Federal or state tax law as the Managing Owner shall determine to be in the best interests of the Trust;

(i) To redeem mandatorily any Units if (i) the Managing Owner determines that the continued participation of such Unitholder in the Trust might cause the Trust or any Unitholder to be deemed to be managing the assets of any “employee benefit plan” as defined in and subject to ERISA or “plan” as defined in and subject to Section 4975 of the Code, (ii) there is an unauthorized assignment pursuant to the provisions of Article V, (iii) any transaction to be entered into by the Trust that would or might violate any law or (iv) any transaction to be entered into by the Trust that would or might constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption). In the case of mandatory redemptions, the Redemption Date shall be the close of business on the date written notice of intent to redeem is sent by the Managing Owner to a Unitholder. A notice may be revoked prior to the payment date by written notice from the Managing Owner to a Unitholder;

(j) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, or if the concurrence of at least a majority in interest (over 50%) of the outstanding Units of all Series (not including Units owned by the Managing Owner) is not obtained; and

(k) To override any trading instructions: (i) that the Managing Owner, in its sole discretion, determines in good faith to be in violation of any trading policy or limitation of the Trust; (ii) as and to the extent necessary, upon the failure of any Trading Advisor to comply with a request to make the necessary amount of funds available to the Trust within five (5) days of such request, to fund distributions, redemptions (including special redemptions), or reapportionments among Trading Advisors or to pay the expenses of the Trust; provided that the Managing Owner may make Commodities trading decisions at any time at which any Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained.

SECTION 4.3. Obligations of the Managing Owner. In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall:

(a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Unitholders;

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c) Retain independent public accountants to audit the accounts of the Trust;

(d) Employ attorneys to represent the Trust;

(e) Use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purposes, and as a “partnership” for Federal income tax purposes;

(f) Monitor the trading policies and limitations of the Trust, as set forth in the Memorandum, and the activities of the Trust’s Trading Advisor(s) in carrying out those policies in compliance with the Memorandum;

(g) Monitor the brokerage fees charged to the Trust, and the services rendered by futures commission merchants to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for the Trust. No material change related to brokerage fees shall be made except upon sixty (60) Business Days’ prior notice to the Unitholders, which notice shall include a description of the Unitholders’ voting rights as set forth in Section 8.2 hereof and a description of the Unitholders’ redemption rights as set forth in Section 7.1 hereof.

(h) Have fiduciary responsibility for the safekeeping and use of each Trust Estate, whether or not in the Managing Owner’s immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets (including any interest earned thereon as provided for in the Memorandum) in any manner, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest.

(i) Admit substituted Unitholders in accordance with this Trust Agreement;

(j) Refuse to recognize any attempted transfer or assignment of a Unit that is not made in accordance with the provisions of Article V; and

(k) Maintain a current list in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of Units owned by, each Unitholder and the other Trust documents described in Section 9.6 at the Trust’s principal place of business, which documents shall be made available thereat at reasonable times during ordinary business hours for inspection by any Unitholder or his representative for any purpose reasonably related to the Unitholder’s interest as a beneficial owner of the Trust. Upon request, for any purpose reasonably related to the Unitholder’s interest as a beneficial owner of the Trust, including without limitation, matters relating to a Unitholder’s voting rights hereunder or the exercise of a Unitholder’s rights under Federal proxy law, either in person or by mail, the Managing Owner will furnish a copy of such list to a Unitholder or his representative within ten (10) days of a request therefore, upon payment of the cost of reproduction and mailing; provided, however, that the Unitholder requesting such list shall give written assurance that the list will not, in any event, be used for commercial purposes. Subject to applicable law, a Unitholder shall give the Managing Owner at least ten (10) Business Days’ prior written notice for any inspection and copying permitted pursuant to this Section 4.3(l) by the Unitholder or his authorized attorney or agent.

(l) Notify the Unitholders within seven (7) days from the date of:

(i) any material change in contracts with any Trading Advisor;

(ii) any material modification made in the calculation of any incentive fee paid to any Trading Advisor; and

(iii) any material change affecting the compensation of any person.

SECTION 4.4. General Prohibitions. The Trust shall not:

(a) Borrow money from or loan money to any Unitholder (including the Managing Owner) or other Person, except that the foregoing is not intended to prohibit (i) the deposit on margin with respect to the initiation and maintenance of Commodities positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that the Trust is prohibited from incurring any indebtedness on a non-recourse basis;

(b) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) the right and/or obligation of a commodity broker to close out sufficient commodities positions of the Trust so as to restore the Trust’s account to proper margin status in the event that the Trust fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;

(c) Commingle its assets with those of any other Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder, or with those of any other Series;

(d) Directly or indirectly pay or award any finder’s fees, commissions or other compensation to any Persons engaged by a potential Unitholder for investment advice as an inducement to such advisor to advise the potential Unitholder to purchase Units in the Trust;

(e) Engage in Pyramiding of its Commodities positions; provided, however, that a Trading Advisor(s) may take into account open trade equity on existing positions in determining generally whether to acquire additional Commodities positions;

(f) Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

(g) Permit the Trading Advisor(s) to share in any portion of brokerage fees related to commodity brokerage services paid with respect to commodity trading activities;

(h) Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Units) which has a term of more than one (1) year and which does not provide that it may be canceled by the Trust without penalty on sixty (60) days prior written notice or for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;

(i) Permit churning of its Commodity trading account(s) for the purpose of generating excess brokerage commissions;

(j) Enter into any exclusive brokerage contract;

(k) Operate the Trust in any manner so as to contravene the requirements to preserve the limitation on interseries liability set forth in section 3804 of the Delaware Trust Statute; and

(l) Cause the Trust to elect to be treated as an association taxable as a corporation for Federal income tax purposes.

SECTION 4.5. Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Unitholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Unitholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person.

SECTION 4.6. Fiduciary Duty.

(a) To the extent that, at law or in equity, the Managing Owner has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Unitholders or to any other Person, the Managing Owner acting under this Agreement shall not be liable to the Trust, the Unitholders or to any other Person for its good faith reliance on the provisions of this Agreement subject to the standard of care in Section 4.5 herein. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Managing Owner otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Managing Owner. Any material changes in the Trust’s basic investment policies or structure shall occur only upon the written approval or affirmative vote of Unitholders holding Units equal to at least a majority (over 50%) of the Net Asset Value of a Series (excluding Units held by the Managing Owner and its Affiliates) of the Trust pursuant to Section 11.1(a) below.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between the Managing Owner or any of its Affiliates, on the one hand, and the Trust or any Unitholder or any other Person, on the other hand; or

(ii) whenever this Agreement or any other agreement contemplated herein or therein provides that the Managing Owner shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Unitholder or any other Person, the Managing Owner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Owner, the resolution, action or terms so made, taken or provided by the Managing Owner shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Managing Owner at law or in equity or otherwise.

(c) The Managing Owner and any Affiliate of the Managing Owner may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Managing Owner. If the Managing Owner acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Managing Owner shall not be liable to the Trust or to the Unitholders for breach of any fiduciary or other duty by reason of the fact that the Managing Owner pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Unitholder shall have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Managing Owner may engage or be interested in any financial or other transaction with the Trust, the Unitholders or any Affiliate of the Trust or the Unitholders.

SECTION 4.7. Indemnification of the Managing Owner.

(a) The Managing Owner shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of negligence, misconduct, or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under this Trust Agreement shall be the assets of each Series on a pro rata basis, as the case may be.

(b) Notwithstanding the provisions of Section 4.7(a) above, the Managing Owner and any Person acting as broker-dealer for the Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c) In any claim for indemnification for Federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the position of the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division and the position of any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations.

(d) The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(e) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, (i) if the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a Unitholder or the legal action is initiated by a Unitholder and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.7.

(f) The term “Managing Owner” as used only in this Section 4.7 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust and acting within the scope of the Managing Owner’s authority as set forth in this Trust Agreement.

(g) In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Unitholder’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Unitholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

(h) The payment of any amount pursuant to this Section shall be subject to Section 3.6 with respect to the allocation of liabilities and other amounts, as appropriate, among the Series of the Trust.

SECTION 4.8. Expenses and Limitations Thereon.

(a)

(i) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in connection with the creation of the Trust and sale of Units during or prior to the Initial Offering Period other than any initial service fee; provided, however, that the amount of such Organization and Offering Expenses paid by the Managing Owner shall be subject to reimbursement by the Trust to the Managing Owner, without interest, in up to 36 monthly payments during each of the first 36 months of the Continuous Offering Period. In the event that the amount of the Organization and Offering Expenses incurred in connection with the creation of the Trust and sale of Units during the Initial Offering Period and paid by the Managing Owner is not fully reimbursed by the end of the 36th month of the Continuous Offering Period, the Managing Owner shall not be entitled to receive, and the Trust shall not be required to pay, any unreimbursed portion of such expenses outstanding as of such date. In the event the Trust terminates prior to the completion of any reimbursement contemplated by this Section 4.8(a)(i), the Managing Owner shall not be entitled to receive, and the Trust shall not be required to pay, any unreimbursed portion of such expenses outstanding as of the date of such termination.

(ii) The Managing Owner or an Affiliate of the Managing Owner also shall be responsible for the payment of all Organization and Offering Expenses incurred after the Initial Offering Period; provided, however, that the amount of such Organization and Offering Expenses paid by the Managing Owner shall be subject to reimbursement by the Trust to the Managing Owner, without interest, in up to 36 monthly payments during each of the first 36 months following the month in which such expenses were paid by the Managing Owner. In the event that the amount of the Organization and Offering Expenses incurred in connection with the sale of Units during the Continuous Offering Period and paid by the Managing Owner is not fully reimbursed by the end of the 36th month following the month in which such expenses were paid by the Managing Owner, the Managing Owner shall not be entitled to receive, and the Trust shall not be required to pay, any unreimbursed portion of such expenses outstanding as of such date. In the event the Trust terminates prior to the completion of any reimbursement contemplated by this Section 4.8(a)(ii), the Managing Owner shall not be entitled to receive, and the Trust shall not be required to pay, any unreimbursed portion of such expenses outstanding as of the date of such termination.

(iii) In no event shall the Managing Owner be entitled to reimbursement under Section 4.8(a)(i) in an aggregate amount in excess of 2.5% of the aggregate amount of all subscriptions accepted during the Initial Offering Period and the first 36 months of the Continuous Offering Period. In no event shall the aggregate amount of the reimbursement payments from the Trust to the Managing Owner under Sections 4.8(a)(i) and (ii) in any month exceed 0.50% per annum of the Net Asset Value as of the beginning of such month

(iv) Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Units and in offering, distributing and processing the Units under applicable Federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the initial and continuous offering of the Units, including, but not limited to, expenses such as: (i) initial and ongoing registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Memorandum during the Continuous Offering Period, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units during the Initial Offering Period the Continuous Offering Period, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Units during the Continuous Offering Period, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, and (vi) any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

(b) All ongoing charges, costs and expenses of the Trust’s operation, including, but not limited to, the routine expenses associated with (i) preparation of monthly, quarterly, annual and other reports required by applicable Federal and state regulatory authorities; (ii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Unitholders; (iii) the payment of any distributions related to redemption of Units; (iv) routine services of the Trustee, legal counsel and independent accountants; (v) routine accounting and bookkeeping services, whether performed by an outside service provider or by Affiliates of the Managing Owner; (vi) postage and insurance; (vii) client relations and services; (viii) computer equipment and system maintenance; (ix) the Management Fee; (x) required payments to the Trust’s Trading Advisors pursuant to any applicable contract; and (xi) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid by the Trust.

(c) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust for which payment the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust in its capacity as the managing owner of the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner’s “overhead,” is prohibited.

(d) All general expenses of the Trust will be allocated among the various Series as determined by the Managing Owner in its sole and absolute discretion.

SECTION 4.9. Compensation to the Managing Owner. Each Series shall pay to the Managing Owner, out of such Series’ Trust Estate, in advance, a monthly management fee in an amount equal to 0.04166% (0.50% per annum) of the Net Asset Value of a Series as of the beginning of such month. The Managing Owner shall, in its capacity as a Unitholder, be entitled to receive allocations and distributions pursuant to the provisions of this Trust Agreement.

SECTION 4.10. Other Business of Unitholders. Except as otherwise specifically provided herein, any of the Unitholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Unitholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper.

SECTION 4.11. Voluntary Withdrawal of the Managing Owner. The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred and twenty (120) days’ prior written notice to all Unitholders and the Trustee. If the withdrawing Managing Owner is the last remaining Managing Owner, Unitholders holding Units equal to at least a majority (over 50%) of the Net Asset Value (not including Units held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Unit at the Net Asset Value thereof on the next Redemption Date following the date of removal or withdrawal. If the Managing Owner withdraws and a successor Managing Owner is named, the withdrawing Managing Owner shall pay all expenses as a result of its withdrawal.

SECTION 4.12. Authorization of Memorandum. Each Unitholder (or any permitted assignee thereof) hereby agrees that the Managing Owner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Memorandum on behalf of the Trust without any further act, approval or vote of the Unitholders of the

Trust, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

SECTION 4.13. Litigation. The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefore, next, out of the Trust’s assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Agreement) of the Managing Owner.

ARTICLE V:

TRANSFERS OF UNITS

SECTION 5.1. General Prohibition. A Unitholder may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Units or any part of his right, title and interest in the capital or profits in the Trust except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.

SECTION 5.2. Transfer of Managing Owner’s Units.

(a) Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner’s Units shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(b) To the full extent permitted by law, and on sixty (60) days’ prior written notice to the Unitholders, of their right to vote thereon, if the transaction is other than with an Affiliated entity, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation or other entity, the reorganization of the Managing Owner into or with any other corporation or other entity, the transfer of all the capital stock of the Managing Owner or the assumption of the Units, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Managing Owner’s Units to an Affiliate of the Managing Owner. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 4.11 or an Event of Withdrawal or assignment of Units for purposes of Sections 5.2(a) or 5.2(c).

(c) Upon assignment of all of its Units, the Managing Owner shall not cease to be a Managing Owner of the Trust, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Trust under Section 1.7 hereof, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.

SECTION 5.3. Transfer of Units.

(a) Permitted assignees of the Unitholders shall be admitted as substitute Unitholders pursuant to this Article V only upon the consent of the Managing Owner, which may be withheld by the Managing Owner (x) if the proposed assignee does not meet the established suitability requirements, or (y) to avoid adverse legal consequences to the Trust.

(i) A substituted Unitholder is a permitted assignee that has been admitted as a Unitholder with all the rights and powers of a Unitholder hereunder. If all of the conditions provided in Section 5.3(b) below are satisfied, the Managing Owner shall admit permitted assignees into the Trust as Unitholders by making an entry on the books and records of the Trust reflecting that such permitted assignees have been admitted as Unitholders, and such permitted assignees will be deemed Unitholders at such time as such admission is reflected on the books and records of the Trust.

(ii) A permitted assignee is a Person to whom a Unitholder has assigned his Units with the consent of the Managing Owner, as provided below in Section 5.3(d), but who has not become a substituted Unitholder. A permitted assignee shall have no right to vote, to obtain any information on or account of the Trust’s transactions or to inspect the Trust’s books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which his assignor would otherwise be entitled as set forth in Section 5.3(d) below to the extent of the Units assigned. Each Unitholder agrees that any permitted assignee may become a substituted Unitholder without the further act or consent of any Unitholder, regardless of whether his permitted assignee becomes a substituted Unitholder.

(iii) A Unitholder shall bear all extraordinary costs (including attorneys’ and accountants’ fees), if any, related to any transfer, assignment, pledge or encumbrance of his Units.

(b) No permitted assignee of the whole or any portion of a Unitholder’s Units shall have the right to become a substituted Unitholder in place of his assignor unless all of the following conditions are satisfied:

(i) The written consent of the Managing Owner to such substitution shall be obtained, the granting or denial of which shall be within the sole and absolute discretion of the Managing Owner, subject to the provisions of Section 5.3(d)(i).

(ii) A duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Unitholder in his place;

(iii) The assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to this Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

(iv) Upon the request of the Managing Owner, an opinion of the Trust’s independent legal counsel is obtained to the effect that (A) the assignment will not jeopardize the Trust’s tax classification as a partnership and (B) the assignment does not violate this Trust Agreement or the Delaware Trust Statute.

(c) Any Person admitted as a Unitholder shall be subject to all of the provisions of this Trust Agreement as if an original signatory hereto.

(d) Subject to the provisions of Section 5.3(e) below, compliance with the suitability standards imposed by the Trust for the purchase of new Units, applicable Federal securities and state “Blue Sky” laws and the rules of any other applicable governmental authority, a Unitholder shall have the right to assign all or any of his Units to any assignee by a written assignment (on a form acceptable to the Managing Owner) the terms of which are not in contravention of any of the provisions of this Trust Agreement, which assignment has been executed by the assignor and received by the Trust and recorded on the books thereof. An assignee of a Unit (or any interest therein) will not be recognized as a permitted assignee without the consent of the Managing Owner, which consent the Managing Owner shall withhold only under the following circumstances: (A) if necessary, in the judgment of the Managing Owner (and upon receipt of an opinion of counsel to this effect), to preserve the classification of the Trust as a partnership for Federal income tax purposes or to preserve the characterization or treatment of income or loss; or (B) if such assignment is effectuated through an established securities market or a secondary market (or the substantial equivalent thereof). The Managing Owner shall withhold its consent to assignments made under the foregoing circumstances, and shall exercise such right by taking any actions as it seems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized, and the assignor or transferor continues to be recognized by the Trust as a Unitholder for all purposes hereunder, including the payment of any cash distribution. The Managing Owner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

(i) Except as specifically provided in this Trust Agreement, a permitted assignee of a Unit shall be entitled to receive distributions attributable to the Unit acquired by reason of such assignment from and after the effective date of the assignment of such Unit to him. The “effective date” of an assignment of a Unit as used in this clause shall be the first Business Day immediately following the next succeeding Redemption Date, provided the Managing Owner shall have been in receipt of the written instrument of assignment for at least five (5) Business Days prior thereto. If the assignee is (A) an ancestor or descendant of the Unitholder, (B) the personal representative or heir of a deceased Unitholder, (C) the trustee of a trust whose beneficiary is the Unitholder or another person to whom a transfer could otherwise be made or (D) the shareholders, partners, or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, then the “effective date” of an assignment of a Unit in the Trust shall be the first day of the month immediately following the month in which the written instrument of assignment is received by the Managing Owner.

(ii) Anything herein to the contrary notwithstanding, the Trust and the Managing Owner shall be entitled to treat the permitted assignor of such Unit as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to him, until such time as the written assignment has been received by, and recorded on the books of, the Trust.

(e) No assignment or transfer of a Unit may be made which would result in the Unitholders and permitted assignees of the Unitholders owning, directly or indirectly, individually or in the aggregate, 5% or more of the stock of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(1) of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance of operation of law, the Unit transferred shall be deemed sold by the transferor to the Trust immediately prior to such transfer in the same manner as provided in Section 5.3(e).

(i) Anything else to the contrary contained herein notwithstanding: (A) In any particular twelve (12) consecutive month period no assignment or transfer of a Unit may be made which would result in increasing the aggregate total of Units previously assigned and/or transferred in said period to 49% or more of the outstanding Units. This limitation is hereinafter referred to as the “forty-nine percent (49%) limitation”; (B) Clause (ii)(A) hereof shall not apply to a transfer by gift, bequest or inheritance, or a transfer to the Trust, and, for purposes of the forty-nine percent (49%) limitation, any such transfer shall not be treated as such; (C) If, after the forty-nine percent (49%) limitation is reached in any consecutive twelve (12) month period, a transfer of a Unit would otherwise take place by operation of law (but not including any transfer referred to in clause (iii)(B) hereof) and would cause a violation of the forty-nine percent (49%) limitation, then said Unit(s) shall be deemed to have been sold by the transferor to the Trust in liquidation of said Unit(s) immediately prior to such transfer for a liquidation price equal to the Net Asset Value of said Unit(s) on such date of transfer. The liquidation price shall be paid within ninety (90) days after the date of the transfer.

(f) The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

(g) The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke the election by a qualified fund under Section 988(c)(1)(E)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

(h) Each Unitholder hereby agrees to indemnify and hold harmless the Trust and each Unitholder against any and all losses, damages, liabilities or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer by such Unitholder in violation of any provision contained in this Section 5.3.

ARTICLE VI:

DISTRIBUTION AND ALLOCATIONS

SECTION 6.1. Capital Accounts. A capital account shall be established by the Managing Owner for each Unitholder with respect to each Series (such account sometimes hereinafter referred to as a “book capital account”). The initial balance of each Unitholder’s book capital account shall be the amount of his initial Capital Contribution.

SECTION 6.2. Monthly Allocations. No less frequently than as of the close of business (as determined by the Managing Owner) on each Valuation Point, the following determinations and allocations shall be made:

(a) First, any increase or decrease in the Net Asset Value of a Series as of such date as compared to the next previous determination of Net Asset Value of a Series shall be credited or charged to the book capital accounts of the Unitholders in such Series in the ratio that the balance of each such Unitholder’s book capital account bears to the balance of all Unitholders’ in such Series’ book capital accounts; and

(b) Next, the amount of any distribution to be made to a Unitholder and any amount to be paid to a Unitholder upon redemption of his Units shall be charged to that Unitholder’s book capital account as of the applicable record date and Redemption Date, respectively.

SECTION 6.3. Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each Fiscal Year of the Trust, each Series’ recognized profit and loss shall be allocated among the Unitholders of such Series pursuant to the following subparagraphs for Federal income tax purposes. Except as otherwise provided herein, such allocations of profit and loss shall be pro rata from Disposition Gain (or Disposition Loss) and Profits (or Losses).

(a) First, the Profits or Losses shall be allocated pro rata among the Unitholders based on their respective book capital accounts as of the last day of each month in which such Profits or Losses accrued.

(b) Next, Disposition Gain or Disposition Loss from trading activities of a Series for each Fiscal Year of the Trust shall be allocated among the Unitholders as follows:

(i) There shall be established a tax capital account with respect to each outstanding Unit of a Series. The initial balance of each tax capital account shall be the amount paid by the Unitholder for the Unit. Tax capital accounts shall be adjusted as of the end of each Fiscal Year as follows: (A) Each tax capital account shall be increased by the amount of income (Profits or Disposition Gain) which shall have been allocated to the Unitholder who shall hold the Unit pursuant to Section 6.3(a) above and Sections 6.3(b)(ii) and 6.3(b)(iii) below; (B) Each tax capital account shall be decreased by the amount of expense or loss (Losses or Disposition Losses) which shall have been allocated to the Unitholder who shall hold the Unit pursuant to Section 6.3(a) above and Sections 6.3(b)(iv) and 6.3(b)(v) below and by the amount of any distribution which shall have been received by the Unitholder with respect to the Unit (other than on redemption of Units); and (C) If a Unit is redeemed, the tax capital account with respect to such Unit shall be eliminated on the Redemption Date.

(ii) Disposition Gain realized during any month shall be allocated first among all Unitholders whose book capital accounts are in excess of their Units’ tax capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(ii) for the current month, described in Section 6.3(b)(i) above) in the ratio that each such Unitholder’s excess shall bear to all such Unitholder’s excesses.

(iii) Disposition Gain realized during any month that remains after the allocation pursuant to Section 6.3(b)(ii) above shall be allocated to those Unitholders who were Unitholders during such month in the ratio that each such Unitholder’s book capital account bears to all such Unitholders’ book capital accounts as of the beginning of such month.

(iv) Disposition Loss realized during any month shall be allocated first among all Unitholders whose Units’ tax capital accounts are in excess of their book capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(iv) for the current month, described in Section 6.3(b)(i) above) in the ratio that each such Unitholder’s excess shall bear to all such Unitholders’ excesses.

(v) Disposition Loss realized during any month that remains after the allocation pursuant to Section 6.3(b)(iv) above shall be allocated to those Unitholders who were Unitholders during such month in the ratio that each such Unitholder’s book capital account bears to all such Unitholders’ book capital accounts as of the beginning of such calendar month.

(vi) Notwithstanding any other provision of this Section 6.3, in the event a Unitholder withdraws all or any part of a Unit, recognized capital gain or loss shall be specially allocated to the withdrawing Unitholder in such a manner as will reduce the amount, if any, by which such withdrawal amount either (i) exceeds or (ii) is less than, such Unitholder’s tax capital account with regard to his or her redeemed Unit before such allocation

(c) The tax allocations prescribed by this Section 6.3 shall be made to each holder of a Unit whether or not the holder is a substituted Unitholder. For purposes of this Section 6.3, tax allocations shall be made to the Managing Owner’s Units on a Unit-equivalent basis.

(d) The allocation of income and loss (and items thereof) for Federal income tax purposes set forth in this Section 6.3 is intended to allocate taxable income and loss among Unitholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Unitholders under Section 6.2 so as to eliminate, to the extent possible, any disparity between a Unitholder’s book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and (c)(2) of the Code.

(e) Notwithstanding this Section 6.3, if after taking into account any distributions to be made with respect to such Unit for the relevant period pursuant to Section 6.4 herein, any allocation would produce a deficit in the book capital account of a Unit, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of all the remaining Unitholders in such Series (subject to the same limitation).

SECTION 6.4. Allocation of Distributions. Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, with respect to the Units; provided, however, that no distribution shall be made that violates the Delaware Trust Statute. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Article VIII) shall be allocated among the holders of record of Units in the ratio in which the number of Units held of record by each of them bears to the number of Units held of record by all of the Unitholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of a Unit shall not exceed the book capital account for such Unit.

SECTION 6.5. Admissions of Unitholders; Transfers. For purposes of this Article VI, Unitholders shall be deemed admitted, and a tax and book capital account shall be established in respect of the Units acquired by such Unitholder or in respect of additional Units acquired by an existing Unitholder, as of the first day following the Redemption Date of the month in which such Unitholder’s Subscription Agreement or Exchange Request, as the case may be, is received, provided the Managing Owner shall have been in receipt of such Subscription Agreement or Exchange Request for at least five (5) Business Days, or in which the transfer of Units to such Unitholder is recognized, except that persons accepted as subscribers to the Trust pursuant to Section 3.4(b) shall be deemed admitted on the date determined pursuant to such Section. Any Unitholder to whom a Unit had been transferred shall succeed to the tax and book capital accounts attributable to the Unit transferred.

SECTION 6.6. Liability for State and Local and Other Taxes. In the event that the Trust shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Trust shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust shall be required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Unitholder’s allocable share of income, the amount of such taxes shall be considered a loan by the Trust to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner’s request therefore. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Units of the foreign Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the IRS or other taxing authority, from the date of the Managing Owner’s request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by Citibank, N.A. The amount, if any, payable by the Trust to the Unitholder in respect of its Units so redeemed, or in respect of any other actual distribution by the Trust to such Unitholder, shall be reduced by any obligations owed to the Trust by the Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Series to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Trust Agreement.

ARTICLE VII:

REDEMPTIONS

SECTION 7.1. Redemption of Units. The Unitholders recognize that the profitability of the Trust depends upon long-term and uninterrupted investment of capital. It is agreed, therefore, that Trust profits and gains may be automatically reinvested, and that distributions, if any, of profits and gains to the Unitholders will be on a limited basis. Nevertheless, the Unitholders contemplate the possibility that one or more of the Unitholders may elect to realize and withdraw profits, or withdraw capital through the redemption of Units prior to dissolution. In that regard and subject to the provisions of Section 4.2(i):

(a) Subject to the conditions set forth in this Article VII, each Unitholder (or any permitted assignee thereof) shall have the right to redeem a Unit or portion thereof on the first Redemption Date following the date the Managing Owner has been in receipt of an acceptable form of written notice of redemption for at least five (5) Business Days. Units will be redeemed on a “first in, first out” basis based on time of receipt of redemption requests at a redemption price equal to the Net Asset Value per Unit calculated as of the Valuation Point immediately preceding the applicable Redemption Date. If a Unitholder (or permitted assignee thereof) is permitted to redeem any or all of his Units as of a date other than a Redemption Date, such adjustments in the determination and allocation among the Unitholders of Disposition Gain, Disposition Loss, Profits, Losses and items of income or deduction for tax accounting purposes shall be made as are necessary or appropriate to reflect and give effect to the redemption.

(b) The value of a Unit for purposes of redemption shall be the book capital account balance of such Unit at the Valuation Point immediately preceding the Redemption Date, less any amount owing by such Unitholder (and his permitted assignee, if any) to the Trust pursuant to Sections 4.7(g), 5.3(h) or 6.6 of this Trust Agreement. If redemption of a Unit shall be requested by a permitted assignee, all amounts which shall be owed to the Trust under Sections 4.7(g), 5.3(h) or 6.6 hereof by the Unitholder of record, as well as all amounts which shall be owed by all permitted assignees of such Units, shall be deducted from the Net Asset Value of such Units upon redemption.

(c) The effective date of redemption shall be the Redemption Date, and payment of the value of the redeemed Units (except for Units redeemed as part of an Exchange as provided in Section 7.4) generally shall be made within fifteen (15) Business Days following the Redemption Date; provided, that all liabilities, contingent or otherwise, of the Trust, except any liability to Unitholders on account of their Capital Contributions, have been paid or there remains property of the Trust sufficient to pay them; and provided further, that under extraordinary circumstances as may be determined by the Managing Owner in its sole discretion, including, but not limited to, the inability to liquidate Commodity positions as of such Redemption Date, or default or delay in payments due the Trust from commodity brokers, banks or other Persons, or significant administrative hardship, the Trust may in turn delay payment to Unitholders requesting redemption of Units of the proportionate part of the value of redeemed Units represented by the sums which are the subject of such default or delay, in which event payment for redemption of such Units will be made to Unitholders as soon thereafter as is practicable. A Unitholder may revoke his notice of intent to redeem on or prior to the fifth (5 th) Business Day prior to the applicable Redemption Date by written instructions to the Managing Owner. If a Unitholder revokes his notice of intent to redeem and thereafter wishes to redeem, such Unitholder will be required to submit written notice thereof in accordance with Section 7.1(d) and will be redeemed on the first Redemption Date to occur after the Managing Owner shall have been in receipt of such written notice for at least five (5) Business Days.

(d) A Unitholder (or any permitted assignee thereof) wishing to redeem Units must provide the Managing Owner with written notice of his intent to redeem, which notice shall specify the name and address of the redeeming Unitholder and the amount of Units sought to be redeemed. The notice of redemption shall be in the form annexed to the Memorandum or in any other form acceptable to the Managing Owner and shall be mailed or delivered to the principal place of business of the Managing Owner. Such notice must include representations and warranties that the redeeming Unitholder (or any permitted assignee thereof) is the lawful and beneficial owner of the Units to be redeemed and that such Units are not subject to any pledge or otherwise encumbered in any fashion. In certain circumstances, the Trust may require additional documents, such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator or certificates of corporate authority. Unitholders requesting redemption shall be notified in writing within five (5) Business Days following the Redemption Date whether or not their Units will be redeemed, unless payment for the redeeming Units is made within that five (5) Business Day period, in which case the notice of acceptance of the redemption shall not be required.

(e) The Managing Owner may suspend temporarily any redemption if the effect of such redemption, either alone or in conjunction with other redemptions, would be to impair the Trust’s ability to operate in pursuit of its objectives. In addition, the Managing Owner may compel the redemption Units pursuant to Section 4.2(i).

(f) Units that are redeemed shall be extinguished and shall not be retained or reissued by the Trust.

(g) Except as discussed above, all requests for redemption in proper form will be honored, and positions will be liquidated to the extent necessary to discharge liabilities on the Redemption Date.

SECTION 7.2. Redemption Charge. The Managing Owner may impose a redemption charge, if so provided in the Memorandum, with respect to any Unit; provided, however, that no redemption charge will be assessed if a Unitholder simultaneously (i) exchanges the redeemed Unit or portion thereof for a Unit of equal value in another Series, or (ii) invests the redemption proceeds in another futures fund sponsored by the Managing Owner and/or its Affiliates. Redemption charges may be waived by the Managing Owner in its sole and absolute discretion.

SECTION 7.3. Exchange of Units. Units in one Series may be exchanged, without applicability of redemption fees, for Units of equivalent value of any other Series (an “Exchange”) on any Redemption Date, in accordance with the Memorandum and subject to the conditions on Redemptions in this Article VII, except that an Exchange will be made on the Redemption Date following the date the Managing Owner has been in receipt of an Exchange Request for at least five (5) Business Days.

SECTION 7.4. Special Redemption Date. Pursuant to Section 9.4, each Unitholder shall receive a notice of any decline (“Decline Notice”) in the estimated Net Asset Value per Unit to less than 50% of the Net Asset Value per Unit as of the end of the immediately preceding Valuation Point (“Decline Date”) within seven (7) Business Days of such occurrence. Within seven (7) Business Days after any

Decline Date, the Managing Owner shall declare a “Special Redemption Date” as provided in this Section 7.5. Such Special Redemption Date shall be a Business Day within thirty (30) Business Days from the Decline Date, and the Managing Owner shall mail the Decline Notice (which includes the Special Redemption Date) to each Unitholder and assignee of Units, by first class mail, postage prepaid, not later than seven (7) Business Days after the Decline Date, together with instructions as to the procedure such Unitholder or assignee must follow to have such Unitholder’s or assignee’s interest (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Owner) in the Trust redeemed on the Special Redemption Date. Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice, shall receive from the Trust an amount equal to the Net Asset Value of such Unitholder’s interest, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption on any Special Redemption Date until the Managing Owner has received written notice of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. Trading of the Trust shall be suspended between the Decline Date and the Special Redemption Date.

ARTICLE VIII:

THE UNITHOLDERS

SECTION 8.1. No Management or Control; Limited Liability. The Unitholders shall not participate in the management or control of the Trust’s business nor shall they transact any business for the Trust or have the power to sign for or bind the Trust, said power being vested solely and exclusively in the Managing Owner. Except as provided in Sections 1.7 and 8.3 hereof, no Unitholder shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of his Capital Contribution plus his share of any Trust Estate in which such Unitholders own a Unit and profits remaining, if any. Except as provided in Section 8.3 hereof, each Unit owned by a Unitholder shall be fully paid and no assessment shall be made against any Unitholder. No salary shall be paid to any Unitholder in his capacity as a Unitholder, nor shall any Unitholder have a drawing account or earn interest on his contribution.

SECTION 8.2. Rights and Duties. The Unitholders shall have the following rights, powers, privileges, duties and liabilities:

(a) The Unitholders shall have the right to obtain information of all things affecting the Trust, provided that such is for a purpose reasonably related to the Unitholder’s interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX and such information as is set forth in Section 4.3(l) hereof. In the event that the Managing Owner neglects or refuses to produce or mail to a Unitholder a copy of the information set forth in Section 4.3(l) hereof, the Managing Owner shall be liable to such Unitholder for the costs, including reasonable attorney’s fees, incurred by such Unitholder to compel the production of such information, and for any actual damages suffered by such Unitholder as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Unitholder’s request for such information was not reasonably related to the Unitholder’s interest as a beneficial owner in the Trust (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Unitholder in the Trust). The foregoing rights are in addition to, and do not limit, other remedies available to Unitholders under Federal or state law.

(b) The Unitholders shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c) Except for the Unitholders’ redemption rights set forth in Article VII hereof or upon a mandatory redemption effected by the Managing Owner pursuant to Section 4.2(i) hereof, Unitholders shall have the right to demand the return of their capital account only upon the dissolution and winding up of the Trust and only to the extent of funds available therefore. In no event shall a Unitholder be entitled to demand or receive property other than cash. Except with respect to Series or class differences, no Unitholder shall have priority over any other Unitholder either as to the return of capital or as to profits, losses or distributions. No Unitholder shall have the right to bring an action for partition against the Trust.

(d) Unitholders holding Units representing at least a majority (over 50%) in the Net Asset Value of a Series (with respect to each affected Series and not including Units held by the Managing Owner and its Affiliates, including the commodity broker) voting separately as a class may vote to (i) continue the Trust as provided in Section 13.1(a), (ii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iii) elect and appoint one or more additional Managing Owners, or consent to such matters as are set forth in Section 5.2(b), (iv) approve a material change in the trading policies, as set forth in the Memorandum, which change shall not be effective without the prior written approval of such majority, (v) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, (vi) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (vii) terminate the Series as provided in Section 13.1(f), and in the case of (iii), (iv) and (v) in each instance on sixty (60) days’ prior written notice.

Except as set forth above, the Unitholders shall have no voting or other rights with respect to the Trust.

SECTION 8.3. Limitation on Liability.

(a) Except as provided in Sections 1.7, 4.7(g), 5.3(h) and 6.6 hereof, and as otherwise provided under Delaware law, the Unitholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Unitholder shall be liable for claims against, or debts of the Trust in excess of his Capital Contribution and his share of the applicable Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Unitholder’s Subscription Agreement delivered in connection with his purchase of Units. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Unitholder with respect to amounts distributed to such Unitholder or amounts received by such Unitholder upon redemption unless, under Delaware law, such Unitholder is liable to repay such amount.

(b) The Trust shall indemnify to the full extent permitted by law and the other provisions of this Agreement, and to the extent of the applicable Trust Estate, each Unitholder (excluding the Managing Owner to the extent of its ownership of any Units) against any claims of liability asserted against such Unitholder solely because he is a beneficial owner of one or more Units as a Unitholder (other than for taxes for which such Unitholder is liable under Section 6.6 hereof).

(c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Unitholders individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Unitholders’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Unitholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of the Trust to the extent set forth in Section 3.5 and 3.6 hereof.

ARTICLE IX:

BOOKS OF ACCOUNT AND REPORTS

SECTION 9.1. Books of Account. Proper books of account for the Trust shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Unitholder (or any duly constituted designee of a Unitholder) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Unitholder’s interest as a beneficial owner of the Trust, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Trust shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

SECTION 9.2. Annual Reports and Monthly Statements. Each Unitholder shall be furnished as of the end of each month and as of the end of each Fiscal Year with (a) such reports (in such detail) as are required to be given to Unitholders by the CFTC and the NFA, (b) any other reports (in such detail) required to be given to Unitholders by any other governmental authority which has jurisdiction over the activities of the Trust and (c) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

SECTION 9.3. Tax Information. Appropriate tax information (adequate to enable each Unitholder to complete and file his Federal tax return) shall be delivered to each Unitholder as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

SECTION 9.4. Calculation of Net Asset Value. Net Asset Value will be estimated as required. Upon request, on any Business Day, the Managing Owner shall make available to any Unitholder the estimated Net Asset Value per Unit. Each Unitholder shall be notified of any decline in the estimated Net Asset Value per Unit to less than 50% of the Net Asset Value per Unit as of the end of the immediately preceding Valuation Point within seven (7) Business Days of such occurrence. Within seven (7) Business Days after any such notice, the Managing Owner shall declare a “Special Redemption Date” as provided in Section 7.5. Included in such notification shall be a description of the Unitholders’ voting rights as set forth in Section 8.2 hereof.

SECTION 9.5. Other Reports. The Managing Owner shall send such other reports and information, if any, to the Unitholders as it may deem necessary or appropriate. Each Unitholder shall be notified of: (a) any material change in the terms of the Advisory Agreement, including any change in the Trading Advisor or any modification in connection with the method of calculating the incentive fee; (b) any change of Trustee; (c) any other material change affecting the compensation of any party within seven (7) Business Days of such occurrence; and (d) a description of any material effect on the Units such changes may have. Included in such notification shall be a description of the Unitholders’ voting rights as set forth in Section 8.2 hereof and redemption rights as set forth in Section 7.1 hereof.

SECTION 9.6. Maintenance of Records. The Managing Owner shall maintain: (a) for a period of at least six Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Units owned by, all Unitholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Trust’s Federal, state and local income tax returns and reports, if any; and a record of the information obtained to indicate that a Unitholder meets the investor suitability standards set forth in the Memorandum, and (b) for a period of at least six (6) Fiscal Years copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust. The Managing Owner may keep and maintain the books and records of the Trust in paper, magnetic, electronic or other format at the Managing Owner may determine in its sole discretion, provided the Managing Owner uses reasonable care to prevent the loss or destruction of such records.

SECTION 9.7. Certificate of Trust. Except as otherwise provided in the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Unitholder; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Unitholders in accordance with this Trust Agreement. The Certificate of Trust shall not be amended in any respect if the effect of such amendment is to diminish the limitation on interseries liability under Section 3804 of the Delaware Trust Statute.

SECTION 9.8. Registration of Units. Subject to Section 4.3(l) hereof, the Managing Owner shall keep, at the Trust’s principal place of business, a Unit Register in which, subject to such reasonable regulations as it may provide, it shall provide for the registration of Units and of transfers of Units. Subject to the provisions of Article V, the Managing Owner may treat the Person in whose name any Unit shall be registered in the Unit Register as the Unitholder of such Unit for the purpose of receiving distributions pursuant to Article VI and for all other purposes whatsoever.

ARTICLE X:

FISCAL YEAR

SECTION 10.1. Fiscal Year. The Fiscal Year shall begin on the 1st day of January and end on the 31st day of December of each year. The Fiscal Year in which the Trust shall terminate shall end on the date of termination.

ARTICLE XI:

AMENDMENT OF TRUST AGREEMENT; MEETINGS

SECTION 11.1. Amendments to the Trust Agreement.

(a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by Unitholders holding Units equal to at least 10% of the Net Asset Value of a Series of the Trust, unless the proposed amendment affects only certain Series, in which case such amendment may be proposed by Unitholders holding Units equal to at least ten percent (10%) of Net Asset Value of a Series of each affected Series. Following such proposal, the Managing Owner shall submit to the Unitholders of each affected Series a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Unitholders. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Unitholders holding Units equal to at least a majority (over 50%) of the Net Asset Value of a Series (excluding Units held by the Managing Owner and its Affiliates) of the Trust or, if the proposed amendment affects only certain Series, of each affected Series, or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth in

Section 8.2 hereof and to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Unitholders as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Unitholders holding a greater interest in Units than is required to amend this Trust Agreement under this Section 11.1, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Unitholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee’s approval. With respect to any matter requiring Unitholder consent, consent shall be deemed given with respect to any such matter upon which advance notice was provided along with an opportunity to object or redeem their interest.

(b) Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Unitholders, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Unitholders, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Memorandum, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Memorandum which will not be inconsistent with the provisions of the Trust Agreement or the Memorandum, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Unitholders; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Unitholders or between the Unitholders and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Unitholders, as described in Article VIII hereof or the status of the each Series as a partnership for Federal income tax purposes. (i) Amendments to this document which adversely affect the rights of Unitholders, (ii) the appointment of a new Managing Owner pursuant to Section 4.2(j) above, (iii) the dissolution of the Trust pursuant to Section 13.1(f) below and (iv) any material changes in the Trust’s basic investment policies or structure shall occur only upon the written approval or affirmative vote of Unitholders holding Units equal to at least a majority (over 50%) of the Net Asset Value of the Trust (excluding Units held by the Managing Owner and its Affiliates) pursuant to Section 11.1(a) above.

(c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Unitholders, amend the provisions of Article VI of this Trust Agreement relating to the allocations of Profits, Losses, Disposition Gain, Disposition Loss and distributions among the Unitholders if the Trust is advised at any time by the Trust’s accountants or legal counsel that the allocations provided in Article VI of this Trust Agreement are unlikely to be respected for Federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Trust and the Unitholders, and no such new allocation shall give rise to any claim or cause of action by any Unitholder.

(d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.

(e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Unitholders are permitted to take under Section 8.2(d) above. The Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

(f) No provision of this Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

SECTION 11.2. Meetings of the Trust. Meetings of the Unitholders of the Trust or any Series thereof may be called by the Managing Owner and will be called by it upon the written request of Unitholders holding Units equal to at least 10% of the Net Asset Value of the Trust or the Net Asset Value of a Series thereof. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Unitholders. The Managing Owner shall deposit in the United States mails, within fifteen (15) days after receipt of said request, written notice to all Unitholders of the Trust or any Series thereof of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Unitholders for the debts of the Trust. Unitholders may vote in person or by proxy at any such meeting.

SECTION 11.3. Action Without a Meeting. Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust or any Unitholder, as contemplated by this Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Unitholder given in the manner provided in Section 15.4. The vote or consent of each Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within twenty (20) days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Unitholders in any manner other than as expressly provided in Section 15.4.

ARTICLE XII:

TERM

SECTION 12.1. Term. The term for which the Trust and each Series is to exist shall commence on the date of the filing of the Certificate of Trust, and shall terminate pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

ARTICLE XIII:

TERMINATION

SECTION 13.1. Events Requiring Dissolution of the Trust or any Series. The Trust or, as the case may be, any Series thereof, shall dissolve at any time upon the happening of any of the following events:

(a) The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of ninety (90) days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an “Event of Withdrawal”) unless at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust or (ii) within ninety (90) days of such Event of Withdrawal all the remaining Unitholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Unitholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (a)(ii) above, within one hundred twenty (120) days of such Event of Withdrawal, Unitholders holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust by forming a new statutory trust (the “Reconstituted Trust”) on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Unitholders of the Trust shall be bound thereby and continue as Unitholders of the Reconstituted Trust.

(b) The occurrence of any event which would make unlawful the continued existence of the Trust or any Series thereof, as the case may be.

(c) In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

(d) The Trust or, as the case may be, any Series becomes insolvent or bankrupt.

(e) The Unitholders holding Units representing at least a majority (over 50%) of the Net Asset Value (which excludes the Units of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

(f) The Unitholders of each Series holding Units representing at least a majority (over 50%) of the Net Asset Value of the Series (which excludes the Units of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such terminations.

(g) The decline of the Net Asset Value of a Series of the Trust Estate by 50% from the Net Asset Value of the Trust Estate (i) at the commencement of the Series’ trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, additional capital contributions and redemptions.

(h) The determination of the Managing Owner that the Series’ aggregate net assets of the Trust in relation to the operating expenses of the Series make it unreasonable or imprudent to continue the business of the Series, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate Net Asset Value of the Trust or Series as of the close of business on any Business Day declines below $10 million.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Unitholder (as long as such Unitholder is not the sole Unitholder of the Trust) shall not result in the termination of the Trust or any Series thereof, and such Unitholder, his estate, custodian or personal representative shall have no right to withdraw or value such Unitholder’s Units except as provided in Section 7.1 hereof. Each Unitholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article IX hereof relating to the Books of Account and reports of the Trust.

SECTION 13.2. Distributions on Dissolution. Upon the dissolution of the Trust or any Series, the Managing Owner (or in the event there is no Managing Owner, such person (the “Liquidating Trustee”) as the majority in interest of the Unitholders may propose and approve) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, the business and affairs of the Trust or Series shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Managing Owner and each Unitholder pro rata in accordance with his positive book capital account balance, less any amount owing by such Unitholder to the Series, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Unitholders pursuant to Article VI. After the distribution of all remaining assets of the Series, the Managing Owner will contribute to the Series an amount equal to the lesser of (i) the deficit balance, if any, in its book capital account, and (ii) the excess of the total Capital Contributions of the Unitholders over the capital contributed by the Managing Owner, if any. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Series to its creditors, and the balance, if any, shall be distributed to those Unitholders in the Series whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.

SECTION 13.3. Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of all Series of the Trust, the Trust shall terminate and Managing Owner or Liquidating Trustee, as the case may be, shall execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Trust Statute. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XIV:

POWER OF ATTORNEY

SECTION 14.1. Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Unitholder shall execute and deliver to the Managing Owner a Power of Attorney as part of the Subscription Agreement, or in such other form as may be prescribed by the Managing Owner. Each Unitholder, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Unitholder with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

(b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

(c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Unitholder or of others as additional or substituted Unitholders, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

SECTION 14.2. Effect of Power of Attorney. The Power of Attorney concurrently granted by each Unitholder to the Managing Owner:

(a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Unitholder;

(b) May be exercised by the Managing Owner for each Unitholder by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(c) Shall survive the delivery of an assignment by a Unitholder of the whole or any portion of his Units; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Unitholder, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution.

Each Unitholder agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

SECTION 14.3. Limitation on Power of Attorney. The Power of Attorney concurrently granted by each Unitholder to the Managing Owner shall not authorize the Managing Owner to act on behalf of

Unitholders in any situation in which this Trust Agreement requires the approval of Unitholders unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XV:

MISCELLANEOUS

SECTION 15.1. Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of Federal or state securities laws shall not be governed by this Section 15.1, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

SECTION 15.2. Provisions In Conflict With Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute or other applicable Federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

SECTION 15.3. Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

SECTION 15.4. Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Units, notices of assignment, transfer, pledge or encumbrance of Units, and reports and notices by the Managing Owner to the Unitholders) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Units shall be effective upon timely receipt by the Managing Owner in writing.

SECTION 15.5. Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

SECTION 15.6. Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Unitholders. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and permitted assignees, and all Unitholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Unitholders and assignees shall be bound by such determination.

SECTION 15.7. No Legal Title to Trust Estate. The Unitholders shall not have legal title to any part of the Trust Estate.

SECTION 15.8. Creditors. No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

SECTION 15.9. Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

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IN WITNESS WHEREOF, the undersigned have duly executed this Fifth Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY,
as Trustee

By:	/s/ Joseph B. Feil
Name:	Joseph B. Feil
Title:	Vice President

KENMAR PREFERRED INVESTMENTS CORP., as Managing Owner

By:	/s/ Marc S. Goodman
Name:	Marc S. Goodman
Title:	Co-Chief Executive Officer

All Unitholders now and hereafter admitted as Unitholders of the Trust and reflected in the books and records of the Trust as Unitholders from time to time, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner by each of the Unitholders

By:	KENMAR PREFERRED INVESTMENT CORP., as attorney-in-fact

By:	/s/ Marc S. Goodman
Name:	Marc S. Goodman
Title:	Co-Chief Executive Officer

EXHIBIT A

CERTIFICATE OF TRUST

OF

WORLD MONITOR TRUST III

This Certificate of Trust of World Monitor Trust III (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

The Certificate of Trust hereby stated in its entirety to read as follows:

1. Name. The name of the trust formed hereby is World Monitor Trust III.

2. Delaware Trustee. The name and the business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

3. Series. Pursuant to Section 3806(b)(2) of the Act, the Trust shall issue one or more series of beneficial interests having the rights, powers and duties as set forth in the governing instrument of the Trust, as the same may be amended from time to time (each a “Series”).

4. Notice of Limitation of Liability of each Series. Pursuant to Section 3804 of the Act, there shall be a limitation on liability of each particular Series such that the debts, liabilities, claims, obligations and expenses incurred, contracted for or otherwise existing with respect to, in connection with or arising under a particular Series shall be enforceable against the assets of that Series only, and not against the assets of the Trust generally or the assets of any other Series.

5. Effective Date. This Certificate of Trust shall be effective upon filing.

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Kathleen A. Pedelini
Name:	Kathleen A. Pedelini
Title:	Financial Services Officer